UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

AMERISERV FINANCIAL, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(4) and 0‑11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

NOTICE OF ANNUAL MEETING OF
SHAREHOLDERS AND PROXY STATEMENT

AMERISERV FINANCIAL, INC.
P.O. BOX 430
JOHNSTOWN, PENNSYLVANIA  15907‑0430

To Be Held April 26, 2022.  Mailed to Security Holders on or about March 22, 2022.

AmeriServ Financial, Inc.
P.O. Box 430
Johnstown, Pennsylvania  15907‑0430
814‑533‑5300

March 22, 2022

Dear Fellow Shareholder:

Due to the continuing public health concerns relating to the coronavirus (COVID‑19) pandemic, and to protect the health and well-being of its shareholders, employees and other stakeholders, the AmeriServ Financial, Inc. 2022 Annual Meeting of Shareholders will be held virtually on April 26, 2022, beginning at 1:30 p.m. Eastern Time. You will not be able to attend the annual meeting physically in person.

Shareholders will be able to attend the meeting online, vote their shares electronically, and submit their questions during the meeting by visiting https://www.virtualshareholdermeeting.com/ASRV2022.   Participants are asked to access the webcast approximately 10 to 15 minutes prior to the beginning of the meeting. If you have difficulty accessing the meeting, please call the technical support number that will be posted on the virtual meeting login page.  The replay of the meeting will be available at https://investors.ameriserv.com/corporate-profile/ 24 hours after the meeting has concluded.  In light of the foregoing, you are urged to consider voting and submitting proxies in advance of the annual meeting using one of the available methods described below.

Additionally, AmeriServ shareholders will be deemed “present” if they access the annual meeting through the virtual platform and they will be able to vote their shares at the annual meeting, or revoke or change a previously submitted vote, through the virtual platform.

The matters to be acted upon at the meeting are:

1.	the election of two Class III director nominees of the board of directors;

2.	ratification of the appointment of S.R. Snodgrass P.C. as our independent registered public accounting firm to audit our books and financial records for the fiscal year ending December 31, 2022;

3.	an advisory vote to approve the compensation of the named executive officers of AmeriServ Financial, Inc.;

4.	such other matters as may properly come before the AmeriServ Financial, Inc. annual meeting or any adjournment thereof.

Your vote is very important to us, and we encourage you to review the enclosed materials.  Voting via the Internet or by telephone is fast and convenient, and your vote is immediately tabulated and confirmed.  Using the Internet or telephone saves us money by reducing postage and proxy tabulation costs.  If you prefer to vote by mail, please sign, date and return the proxy card.  Please vote now so that the matters coming before the meeting may be acted upon.

Respectfully yours,

Jeffrey A. Stopko
President & Chief Executive Officer

AmeriServ Financial, Inc.
P. O. Box 430
Johnstown, Pennsylvania  15907‑0430

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the AmeriServ Financial, Inc. 2022 Annual Meeting of Shareholders will be held virtually on April 26, 2022, beginning at 1:30 p.m. Eastern Time. You will not be able to attend the annual meeting physically in person.  Shareholders will be able to attend the meeting online by visiting https://www.virtualshareholdermeeting.com/ASRV2022, for the purpose of considering and voting on the following matters:

1.
election of two Class III director nominees of the board of directors, each to serve until the 2025 annual meeting of shareholders, or until the earlier of their resignation or their respective successors shall have been duly elected and qualified (Matter No. 1);

2.
ratification of the appointment of S.R. Snodgrass P.C. as our independent registered public accounting firm to audit our books and financial records for the fiscal year ending December 31, 2022 (Matter No. 2);

3.	an advisory vote to approve the compensation of the named executive officers of AmeriServ Financial, Inc. (Matter No. 3);

4.	such other business as may properly come before the meeting or any adjournment thereof.

Only those shareholders of record at the close of business on February 11, 2022, shall be entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.  A proxy statement, a proxy card and a self‑addressed postage prepaid envelope are enclosed.  This proxy statement and enclosed proxy card are being mailed to shareholders on or about March 22, 2022.  Please complete, sign and date the proxy card and return it promptly in the envelope provided or, if you prefer, vote by telephone or Internet by following the instructions on the proxy card.  If you attend the meeting virtually and are a shareholder of record, you may revoke your proxy and vote virtually by following the instructions described in this proxy statement.

This notice, the accompanying proxy statement and form of proxy are sent to you by order of the board of directors.

Sharon M. Callihan
Corporate Secretary

Johnstown, Pennsylvania
March 22, 2022

Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting to Be Held on April 26, 2022:

Our Proxy Statement on Schedule 14A, form of proxy card, and 2021 Annual Report on Form 10‑K are available at:  https://www.proxyvote.com.

AMERISERV FINANCIAL, INC.
P.O. Box 430
Johnstown, Pennsylvania 15907‑0430

PROXY STATEMENT

GENERAL

Introduction

The board of directors of AmeriServ Financial, Inc. is soliciting proxies for use at our annual meeting of shareholders to be held virtually on April 26, 2022, at 1:30 p.m., Eastern Time, at https://www.virtualshareholdermeeting.com/ASRV2022.  You will not be able to attend the annual meeting physically in person.  This proxy statement and enclosed proxy card are being mailed to shareholders on or about March 22, 2022.  Our annual report for the year ended December 31, 2021, accompanies this proxy statement.  The annual report should not be regarded as proxy solicitation material.  AmeriServ Financial, Inc. (which is sometimes referred to as “ASRV,” “the company,” “we,” “us” or “our”) is the holding company for AmeriServ Financial Bank doing business as AmeriServ Financial (the “Bank”) and AmeriServ Trust & Financial Services Company (the “Trust Company”).

Solicitation of Proxies

We will bear the cost of soliciting proxies.  In addition to the use of the mail, some of our directors and officers may solicit proxies, without additional compensation, in person, by telephone, or by electronic communication.  We may make arrangements with banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares held by them of record, and we may reimburse them for reasonable expenses they incur.

Attendance at the Virtual Annual Meeting

Only those shareholders of record at the close of business on February 11, 2022 may vote at the virtual annual meeting, and any adjournment or postponement thereof. We believe that a virtual annual meeting of shareholders provides all of the rights and opportunities for shareholders to participate as they would at an in-person meeting, but offers a greater level of flexibility for many of our shareholders who may not be able to attend an annual meeting of shareholders in person.

Our virtual meeting provider, Broadridge Financial Solutions, Inc. which we refer to as “Broadridge,” permits shareholders to ask questions before and during the meeting. Broadridge administers these questions by providing shareholders information regarding (i) time guidelines for their questions, rules around what types of questions are allowed, and rules for how questions and comments will be recognized and disclosed to meeting participants; (ii) procedures, if any, for posting appropriate questions received during the meeting and the company’s answers, on their website as soon as is practical after the meeting; (iii) support in addressing technical and logistical issues related to accessing the virtual meeting platform; and (iv) procedures for accessing live technical support to assist in the event of any difficulties accessing the virtual meeting. We believe our shareholders’ increased opportunity to participate in the annual meeting virtually should assuage any concerns about disenfranchisement of our shareholder base as a result of our transition away from in-person meetings. You will be able to attend the annual meeting online, submit questions, and obtain the information noted above by visiting our annual meeting platform at https://www.virtualshareholdermeeting.com/ASRV2022.

Asking and or Submitting Questions During the Virtual Annual Meeting

Our virtual annual meeting will allow shareholders to submit questions before the meeting and additionally again in real time live during the annual meeting. During a designated question and answer period at the annual meeting, we will respond to appropriate questions submitted by shareholders.

We will answer as many shareholder-submitted questions as time permits, and any questions that we are unable to address during the annual meeting will be answered following the meeting, with the exception of any questions that are irrelevant to the purpose of the annual meeting or our business or that contain inappropriate or derogatory references that are not in good taste. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

Requesting Technical Support for the Virtual Meeting Platform

We encourage you to access the annual meeting platform prior to the start time and allow ample time to log into the virtual annual meeting and test your computer system. If you have any questions, including with registration for attendance at the annual meeting, or need technical assistance, please call Broadridge at (844) 986-0822 (toll-free in the U.S. and Canada).  Broadridge will have technicians ready to assist shareholders with any difficulties accessing the annual meeting. If you encounter any difficulties accessing or participating in the annual meeting following registration, please call the technical support number that will be listed in the annual meeting access email that pre-registered shareholders will receive approximately one hour prior to the start of the annual meeting.

Our annual meeting platform (https://www.virtualshareholdermeeting.com/ASRV2022) and the Investor page of our website (https://investors.ameriserv.com/corporate-information/documents) have both been updated accordingly with a set of detailed instructions regarding how to ask questions and obtain technical support. You can also e-mail the company at info@ameriserv.com or call Investor Relations at (814) 533-5193 with any additional questions before the annual meeting.

Voting Securities

As of the close of business on the record date, February 11, 2022, there were 17,090,268 shares of common stock, par value $0.01 per share, outstanding.  Holders of record of our common stock as of the close of business on the record date are entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.  Except with respect to the election of directors, each shareholder is entitled to one vote for each share held.  Holders of our common stock are entitled to cumulate their vote in the election of directors.

The two persons receiving the highest number of votes cast at the annual meeting will be elected as Class III directors (Matter No. 1).  The affirmative vote of a majority of the votes cast at the annual meeting is required to approve the ratification of the appointment of S.R. Snodgrass P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Matter No. 2) and the advisory (non‑binding) vote on the compensation of our named executive officers (Matter No. 3).

If any other matters are properly presented for consideration at the annual meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named in the proxy card will have discretion to vote on those matters according to their best judgment to the same extent as the person signing the proxy would be entitled to vote.  As of the date of this proxy statement, we do not anticipate that any other matters will be raised at the annual meeting.

Although the advisory vote on the compensation of our named executive officers is non‑binding, as provided by law, our board of directors will review the results of the vote and take it into account in making a determination concerning executive compensation.

If you participate in our Dividend Reinvestment and Common Stock Purchase Plan, the proxy card included with this proxy statement indicates the number of shares registered in your name and the number of shares, including fractional shares, credited to your account in our Dividend Reinvestment and Common Stock Purchase Plan.

If your shares are held in an account at a bank, brokerage firm, broker‑dealer or other similar organization, then you are a beneficial owner of shares held in street name.  In that case, you will have received these proxy materials from that organization holding your account and, as a beneficial owner, you have the right to instruct your broker, bank, trustee, or nominee how to vote the shares held in your account.  If your broker or nominee does not receive specific voting instructions from you at least 10 days before the annual meeting, your broker or nominee may vote your shares on your behalf in their discretion on “routine” matters as determined in accordance with NYSE Rule 452 by The New York Stock Exchange. However, brokers are prohibited from voting on any matter deemed non-routine, which results in a “broker non-vote” for such proposal.  A broker non‑vote results on a matter when your broker or nominee returns a proxy but does not vote on a particular proposal because it does not have discretionary authority to vote on that proposal and has not received voting instructions from you on these proposals. A broker non-vote is treated as “present” for purposes of determining the existence of a quorum.  We believe that your broker or nominee may not have discretionary voting power with respect to Matters No. 1 and No. 3 to be considered at this meeting because the election of two Class III directors (Matter No. 1) and the approval of the advisory vote on executive compensation (Matter No. 3) are considered non-routine under applicable NYSE rules. A broker non-vote constitutes, in effect, a vote against Matter No. 3 but has no effect on the outcome of Matter No. 1. The ratification of the appointment of S. R. Snodgrass, P.C. as our independent registered public accounting firm (Matter No. 2) is a matter considered routine under applicable NYSE rules.  You may not vote shares held in street name at the annual meeting unless you obtain a legal proxy from that organization holding your account.

If you appropriately mark, sign and return the enclosed proxy card or voting instruction card, as the case may be, in time to be voted at the annual meeting, or if you vote by telephone or Internet in accordance with the instructions on the proxy card or voting instruction card, as the case may be, the shares represented thereby will be voted in accordance with your instructions.  Signed proxies not marked to the contrary will be voted “FOR” the election of the nominees for our board of directors, “FOR” the ratification of the appointment of S.R. Snodgrass P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2022, and “FOR” an advisory (non‑binding) vote on the compensation of our named executive officers.  Proxy holders shall have full discretion and authority to vote for any one or more of such nominees and will vote the shares represented by each proxy so as to maximize the number of nominees elected to our board of directors, except to the extent that a shareholder withholds such authority on such proxy.  However, the shares represented by each proxy cannot be voted by the proxy holders for a greater number of nominees than those identified in this proxy statement.

Right of Revocation

You may revoke your proxy and change your vote at any time before the taking of the vote at the annual meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

•	you may submit a proxy with a later date that is received by us prior to the annual meeting;

•
you may send a written notice, dated later than the proxy, that you are revoking your proxy to our Corporate Secretary at P.O. Box 430, Johnstown, Pennsylvania 15907‑0430 that is received by us prior to the annual meeting;

•	you may vote by telephone or via the Internet using the methods described above, in which case only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted; or

•	you may virtually attend the annual meeting and vote following the instructions previously provided. Simply attending the annual meeting virtually will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you must follow the instructions provided by your broker or bank.

Quorum

Under our bylaws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast constitutes a quorum for the transaction of business at the annual meeting.  Abstentions and broker non-votes will not constitute or be counted as “votes” cast for purposes of the annual meeting, but will be counted for purposes of determining the presence of a quorum.

Principal Shareholders

Based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), as of February 14, 2022, the only persons known by us to be beneficial owners of five percent or more of the outstanding shares of our common stock were as follows:
Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Common Stock
Dimensional Fund Advisors LP (1) Building One 6300 Bee Cave Road Austin, Texas 78746	1,296,460	7.6%

M3 Partners, LP (2) 10 Exchange Place, Suite 510 Salt Lake City, Utah 84111	1,005,267	5.89%

Tontine Financial Partners, L.P. (3) 1 Sound Shore Drive, Suite 304 Greenwich, CT 06830‑7251	1,054,816	6.18%

(1)
Includes subsidiaries of Dimensional Fund Advisors LP (collectively, “Dimensional”), four investment companies to which Dimensional furnishes investment advice and certain other commingled fund, group trusts and separate accounts to which Dimensional may serve as investment manager or sub‑adviser.  This information is based upon Amendment No. 20 to a Schedule 13G filed on February 8, 2022 with the Securities and Exchange Commission.

(2)
Includes its general partner, M3 Funds, LLC, investment adviser, M3F, Inc., and Jason A. Stock and William C. Waller, each managers of the general partner and the managing directors of the investment adviser.  This information is based upon Amendment No. 5 to a Schedule 13G filed on February 14, 2022 with the Securities and Exchange Commission.

(3)
Includes its general partner, Tontine Management, L.L.C., and Jeffrey L. Gendell, who serves as the managing member of the general partner.  This information is based upon Amendment No. 2 to a Schedule 13G filed on February 11, 2022 with the Securities and Exchange Commission.

MATTER NO. 1
ELECTION OF ASRV DIRECTORS

General

Under our articles of incorporation, the total number of directors may be determined by either a resolution adopted by a majority vote of the directors then in office or by a resolution adopted by the shareholders at a meeting.  The number of directors for 2022 has been set by the board at eight who are not officers of the company or a subsidiary or affiliate of the company plus the President and Chief Executive Officer.  Our current director, Craig G. Ford, will retire as a member of our board of directors at our annual meeting.  The board has determined that all current members of our board of directors are independent, pursuant to the listing standards of The NASDAQ Global Market (“NASDAQ”), except Mr. Stopko, the current President & Chief Executive Officer of the company who is not independent by reason of his current employment relationship with ASRV.  Our board of directors, as provided in our articles of incorporation, is divided into three classes, each being as nearly equal in number as possible.  The directors in each class serve a term of three years or until the earlier of their resignation or their respective successors have been elected and qualified.  Under our articles of incorporation, a person who is elected to fill a vacancy on the board of directors will serve as a director for the remaining term of office of the class to which he or she was elected.

Nominees and Continuing Directors

The board of directors has fixed the number of directors in Class III at two and has nominated Kim W. Kunkle, and Jeffrey A. Stopko for election as Class III directors, each of whom will serve a three‑year term that will expire at the 2025 annual meeting of shareholders, or until the earlier of their resignation or their respective successors have been duly elected and qualified.  Directors Kunkle and Stopko were previously elected by the shareholders at the 2019 annual meeting.  The remaining directors will continue to serve in accordance with their previous election, with the terms of the Class I and Class II directors expiring in 2023 and 2024, respectively.

Our bylaws permit nominations for election to the board of directors to be made by the board of directors or by any shareholder entitled to vote for the election of directors.  All nominations for directors to be made at the annual meeting by shareholders entitled to vote for the election of directors must be preceded by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to our Non‑Executive Chairman not less than 90 days nor more than 120 days prior to the first anniversary of the date of the previous year’s annual meeting and in compliance with the procedures and with the information required by our bylaws.  Such notice must contain, to the extent known, the following information:

•	the name and address of the shareholder who intends to make such nomination (the “Nominating Shareholder”);

•	the name and address of the beneficial owner, if different than the Nominating Shareholder, of any of the shares owned of record by the Nominating Shareholder (the “Beneficial Holder”);

•
the number of shares of each class and series of shares of the company which are owned of record and beneficially by the Nominating Shareholder and the number which are owned beneficially by any Beneficial Holder;

•
a representation that there are (and will be) no undisclosed arrangements and understandings between the Nominating Shareholder and any Beneficial Holder and any other person or persons pursuant to which the nomination is being made;

•	the name and address of the person or persons to be nominated;

•
a representation that the Nominating Shareholder is at the time of giving of the notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the company entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•
such other information regarding each nominee proposed by the Nominating Shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by our board of directors;

•
a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Nominating Shareholder’s notice by, or on behalf of, the Nominating Shareholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price exchanges for, or increase or decrease the voting power of the Nominating Shareholder or any of its affiliates or associates with respect to shares of our stock; and

•	the written consent of each nominee to serve as our director if so elected.

The presiding officer of any such shareholder meeting may, in such officer’s sole discretion, refuse to acknowledge the nomination of any person which the presiding officer determines is not made in compliance with the foregoing procedure.

We have not received any properly made notice of nomination for directors from any shareholder in connection with this year’s annual meeting.  Any nomination that does not comply with the procedures required by the bylaws, and any vote cast at the annual meeting for any candidate not duly nominated, will be disregarded.

With respect to the election of directors, each shareholder has the right to vote, for each share of our common stock held by the shareholder, such number of votes as shall be equal to the number of directors to be elected, and the shareholder may cast the whole number of votes for one nominee or distribute them among two or more nominees.

Each of the nominees listed is a current member of our board of directors and has expressed his or her willingness to serve.  If any of the nominees become unable to accept nomination or election, the persons named in the proxy may vote for a substitute nominee selected by our board of directors.  Our management, however, has no present reason to believe that any Class III nominee will be unable to serve as a director, if elected.

The following tables set forth as to each of the nominees for election as a Class III director and as to each of the continuing Class I and Class II directors, his or her age, principal occupation and business experience, the period during which he or she has served as a member of our board of directors, or an affiliate or predecessor, and their current and recent directorships in other public companies.  In addition, we briefly describe the particular experience, qualifications, attributes or skills that led our board to conclude that the person should serve as a member of our board of directors.  There are no family relationships between any of the listed persons.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU CAST YOUR VOTES FOR THE ELECTION OF THE BELOW‑NAMED NOMINEES TO SERVE AS CLASS III DIRECTORS.

Nominees for Election as Class III Directors – Term Expires in 2025

Kim W. Kunkle, 67
Director since:  1994
Other Current Public Company Directorships:  None
Other Public Company Directorships within past 5 years:  None

Since 1984, Mr. Kunkle has served as the President & CEO of Laurel Holdings, Inc. (“Laurel Holdings”), which is a closely held private company with wholly owned subsidiaries involved in underground utility construction, plumbing, janitorial services, metal machining, industrial tool distribution, and pipeline rehabilitation.  Laurel Holdings employs over 200 and has sales in excess of $17 million.  We believe that Mr. Kunkle’s professional experience managing a diverse organization of Laurel Holdings’ size demonstrates his ability to effectively oversee ASRV’s management as a member of the board and continues to make valuable contributions to ASRV’s committees.  Mr. Kunkle is a graduate of Duke University with a bachelor of arts in Management Science.  Mr. Kunkle is Chair of the Bank’s discount committee.

Jeffrey A. Stopko, 59
Director since:  2015
Other Current Public Company Directorships:  None
Other Public Company Directorships within past 5 years:  None

Mr. Jeffrey A. Stopko has been the Chief Executive Officer and President of AmeriServ Financial, Inc. since March 24, 2015 and the Chief Executive Officer and President of AmeriServ Financial Bank since February 16, 2016.  Mr. Stopko served as Interim Chief Executive Officer and President of AmeriServ Financial, Inc. from January 9, 2015 until March 24, 2015.  Mr. Stopko served as Executive Vice President and Chief Financial and Administrative Officer of AmeriServ Financial, Inc. from May 2010 until January 9, 2015, where he directed all administrative services to include finance, information technology, credit administration and human resources.  Prior to that, Mr. Stopko served as Chief Financial Officer and Principal Accounting Officer of AmeriServ Financial, Inc. since 1997, where he directed all financial and investment activities.  He guided a major corporate balance sheet restructuring at AmeriServ that reduced the risk profile and provided the foundation for improved earnings.  He is a licensed Certified Public Accountant with Big Four accounting experience.  Mr. Stopko is a 1984 graduate of Bucknell University with a Bachelor of Science degree in Business Administration.  Mr. Stopko’s extensive banking experience coupled with his accounting experience enables him to provide the board with insight as to our operations, policies, and implementation of strategic plans.

Continuing Class II Directors – Term Expires in 2024

J. Michael Adams, Jr., Esquire, 60
Director since:  2000
Other Current Public Company Directorships:  None
Other Public Company Directorships within past 5 years:  None

Mr. Adams owns Mike Adams & Associates, LLC.  From 2018-2021 he served as Chief Counsel to the Pennsylvania Department of Community and Economic Development.  From 2015-2017 he was the managing member of Mike Adams & Associates LLC, a Pittsburgh-based law firm.  His career has spanned over three decades in law, government, and business.  He received a bachelor of sciences degree from Carnegie Mellon University and a J.D. from University of Pittsburgh School of Law.  His corporate, legal, and board experience provide Mr. Adams skills relevant to his service on our board.   Because we are a public company, we believe Mr. Adams’ experience and perspective are valuable especially as Chair of the nominating/corporate governance committee and Vice-Chair of the audit committee.

Margaret A. O’Malley, Esquire, 62
Director since:  1997
Other Current Public Company Directorships:  None
Other Public Company Directorships within past 5 years:  None

Ms. O’Malley has more than three decades of experience in private legal practice at, and is the owner of, Yost & O’Malley, a law firm in Johnstown, Pennsylvania, where she advises both individuals and corporate for profit and non‑profit entities.  She received a bachelor of arts from the Pennsylvania State University and a J.D. from the University of Pittsburgh School of Law.  She is licensed to practice law in Pennsylvania and the District of Columbia, and is an experienced litigator in both state and federal courts.  Because we are a public company operating in a highly regulated industry, we believe Ms. O’Malley’s experience and perspective as an attorney is valuable not only as a member of the board but also in her continued role as Chair of the audit committee.  With ASRV’s increased regulatory and corporate governance measures passed in recent years, we believe that Ms. O’Malley’s continued leadership in these roles remains important to the board’s success.

Mark E. Pasquerilla, 62
Director since:  1997
Other Current Public Company Directorships:  Pennsylvania Real Estate Investment Trust (“PREIT”)
Other Public Company Directorships within past 5 years:  None

Mr. Pasquerilla has been an officer and director of Pasquerilla Enterprises, LP, a Johnstown‑based real estate owner and manager and also a private financial investor, and its subsidiaries since 2006.  He has served as its CEO since 2013 and was its President from 2006 to 2013.  From 1992 to 2006, Mr. Pasquerilla served as an officer and director of Crown Holding Company and its subsidiaries (CEO and Chairman from April 1999 to December 2006, and President from 1992 to 2006). Mr. Pasquerilla is sole member of Pasquerilla Management LLC, which incorporated in June 2019.  From April 1999 until it was acquired by PREIT in November 2003, he also served as Chairman and CEO of Crown American Realty Trust and as a trustee.  Mr. Pasquerilla has been a trustee of PREIT since 2003 and a member of the audit committee since 2017 and the nominating and corporate governance committees of its board of trustees since 2011.  He received a bachelor of arts from Notre Dame University and a M.S. from the London School of Economics.  In connection with his work as an officer and trustee of Pasquerilla Enterprises, LP, Crown Holding Company and PREIT, Mr. Pasquerilla has acquired substantial experience in real estate finance.  Because, like most banks, ASRV has many real estate loans, we believe this experience is important to the board of directors.  Mr. Pasquerilla is Chair of the executive committee.

Continuing Class I Directors – Term Expires in 2023

Allan R. Dennison, 75
Director since:  2005
Other Current Public Company Directorships:  None
Other Public Company Directorships within past 5 years:  None

Since January 2019, Mr. Dennison has served as Non‑Executive Chairman of ASRV and its subsidiaries.  From October 2012 until January 2019, he served as Non‑Executive Vice Chairman of ASRV, and all subsidiaries.  Previously, from February 2004 until October 2009, Mr. Dennison served as President & CEO of ASRV and its subsidiaries.  Mr. Dennison has more than 50 years of banking experience including leadership roles in commercial lending, retail banking, and asset liability management.  His prior positions included being President and CEO of Swineford National Bank, an affiliate of Fulton Financial Corporation, and senior leadership roles at Mellon Bank and Huntington National Bank.  The depth and breadth of Mr. Dennison’s banking experience, community involvement, and trade industry participation over decades of economic change is highly valuable to the board.

Daniel A. Onorato, 61
Director since:  2020
Other Current Public Company Directorships:  None
Other Public Company Directorships within past 5 years:  None

Since 2012, Mr. Onorato has been Executive Vice President, Chief Corporate Affairs Officer for Highmark Health, headquartered in Pittsburgh, Pennsylvania.  Prior to joining Highmark Health, he served two terms as chief executive of Allegheny County.  Prior to that, Mr. Onorato served as Allegheny County’s controller and two terms on the Pittsburgh City Council.  His professional background also includes work as an attorney and certified public accountant (CPA).  We believe that his professional experience in healthcare, government, accounting and law make Mr. Onorato a valuable addition to our board given the areas that banking touches.  Mr. Onorato is a member of the investment/asset liability committee and the audit committee, on which he also serves as the board’s designated audit committee financial expert under applicable SEC rules.

Sara A. Sargent, 74
Director since:  1996
Other Current Public Company Directorships:  None
Other Public Company Directorships within past 5 years:  None

Ms. Sargent is the owner and President of Sargent’s Court Reporting Service, Inc., Sargent’s Personnel Agency, Inc., and Sargent’s Transcription Service, Inc.  She is active in all phases of the business, including operations, marketing, financial analysis, and contract negotiations.  Ms. Sargent has won numerous business‑related awards, including the Small Business Person of the Year for the Commonwealth of Pennsylvania and being selected by Ernst & Young and Merrill Lynch as Entrepreneur of the Year for Western Pennsylvania and West Virginia.  We believe that her professional experience managing multiple organizations demonstrates that she has the capability to effectively oversee ASRV’s management as a member of the board and continues to make valuable contributions to ASRV’s committees.  Ms. Sargent is the Chair of the board technology committee and Chair of the compensation/human resources committee.

Security Ownership of Directors and Management

The following table sets forth information concerning the number of shares of our common stock beneficially owned, as of February 11, 2022, by each present director, nominee for director, and each executive officer named in the Summary Compensation Table as well as by all directors, nominees, and executive officers as a group.

Name of Beneficial Owner (1)	Shares Beneficially Owned	Percent of Class (%)
J. Michael Adams, Jr. (3)	136,065	*
Allan R. Dennison (4)	74,817	*
James T. Huerth (2) (5)	82,682	*
Kim W. Kunkle (6)	108,406	*
Michael D. Lynch (2)	25,332	*
Margaret A. O’Malley Daniel A. Onorato	336,110 15,231	1.9	*
Mark E. Pasquerilla (7)	479,421	2.8
Sara A. Sargent	226,440	1.3
Jeffrey A. Stopko (2) (8)	150,966	*

Officers, Directors and Nominees for Director as a Group (10 persons)	1,635,470	9.6

*Less than 1%

(1)
Except as noted below, each of the identified beneficial owners, including the officers, directors and nominees for director, has sole investment and voting power as to all the shares beneficially owned with the exception of those held jointly by certain officers, directors and nominees for director with their spouses or directly by their spouses or other relatives.  In addition, unless otherwise indicated, the address for each person is c/o AmeriServ Financial, Inc., P.O. Box 430, Johnstown, Pennsylvania 15907‑0430.

(2)
Includes shares of our common stock that may be acquired within sixty (60) days after the record date upon the exercise of presently exercisable stock options that were granted under the 2011 Stock Incentive Plan as follows:

Huerth ‑ 53,884	Lynch ‑ 17,061	Stopko ‑ 48,182

(3)
Includes 23,897 shares of our common stock held in a voting trust for the benefit of his parents, of which Mr. Adams serves as voting trustee, and 50 shares of our common stock held on behalf of his minor child.

(4)	Includes 9,339 shares of our common stock held in Mr. Dennison’s 401(k) plan.

(5)	Includes 399 shares of our common stock held in Mr. Huerth’s 401(k) plan.

(6)	Includes 62,390 shares of our common stock held by Laurel Holdings, Inc., of which Mr. Kunkle is an officer. With respect to each, Mr. Kunkle has voting and investment power.

(7)
Includes 287,150 shares of our common stock held by Pasquerilla Enterprises LP, of which Mark E. Pasquerilla is the sole member of its general partner, and has the power to vote such shares, and 125,500 shares held by the Marenrico Partnership, of which Mr. Pasquerilla is one of the partners and has the power to vote such shares.  125,500 shares held by Marenrico Partnership and 287,150 shares held by Pasquerilla Enterprises LP are separately pledged to financial institutions.

(8)	Includes 54,604 shares of our common stock held in Mr. Stopko’s 401(k) plan.

Delinquent Section 16(a) Reports

Based solely upon our review of the Forms 3 and Forms 4 filed by the beneficial owners of our common stock, we believe all reports required by Section 16(a) of the Exchange Act were filed on time, except for a grant of options to purchase shares of our common stock of Mr. Huerth.  This related to a single transaction which was reported once the inadvertent omission was recognized.

Hedging and Pledging Prohibition

We generally do not permit our directors, officers and employees to hedge their economic exposures to our common stock that they own by engaging in transactions involving puts, calls, or other derivative securities, zero‑cost collars, forward sales contracts, or buying on margin or pledging shares as collateral for a loan, except such limitation shall not apply to our securities pledged by directors and officers as collateral for a loan prior to September 1, 2015.  After September 1, 2015, our board of directors may, in its discretion, approve in advance a pledge of our securities by directors and officers as collateral for a loan in a particular case and as permitted by bank regulations after taking into consideration the magnitude of the number and market value of shares proposed to be pledged in relation to the number of outstanding shares and the market value and trading volume of outstanding shares (generally, the aggregate shares pledged should not exceed 5% of shares outstanding on the date of the pledge), the percentage of shares proposed to be pledged to the total shares owned by the pledger, the amount of shares proposed to be pledged in relation to the total shares then pledged by other directors and officers, and all other factors deemed relevant by our board of directors.  We believe that permitting limited pledging of our securities to serve as collateral for a bona fide loan in appropriate circumstances will encourage our directors and officers to purchase and retain shares.

Board and Committees 2021

The board of directors has various standing committees, including an audit committee, a compensation/human resources committee, an executive committee, an investment/ALCO committee, a nominating/corporate governance committee, and a technology committee, and each committee operates under a written charter.  For information regarding availability of certain of these charters, see information under the heading “Corporate Governance Documents” below.  Directors are expected to attend meetings of the board, meetings of the committees on which they serve and the ASRV annual meeting of shareholders.  During 2021, the board of directors held 12 meetings, the audit committee held 9 meetings, the executive committee held 0 meetings, the investment/ALCO committee held 4 meetings, the technology committee held 5 meetings, the compensation/human resources committee held 2 meetings, and the nominating/corporate governance committee held 4 meetings.  There were 2 executive sessions of the board of directors excluding management.  Each director attended at least 75% of the combined total of meetings of the board of directors and of each committee of which he or she was a member.  Each director attended ASRV’s 2021 annual meeting of shareholders.

The executive committee serves as a resource for management to seek guidance on issues between regularly scheduled meetings or with respect to matters that generally do not warrant calling a special board meeting.  In addition, from time to time, the executive committee is asked to study strategic issues in greater depth.  The executive committee is comprised of Directors Pasquerilla (Chair), O’Malley (Vice Chair), Adams, Dennison, Ford, Kunkle and Sargent.

The technology committee is comprised of Sargent (Chair), O’Malley (Vice Chair), Ford, Pasquerilla, Stopko and James T. Huerth.  The technology committee facilitates communication and cooperation between the Directors and Management regarding important issues related to technology.

The technology committee’s responsibilities include:  (1) monitoring the deployment and usage of Information Technology throughout the company using reports and presentations from management; (2) oversight of cyber security preparedness through information security reports, discussion of internal events and discussion of cyber security topics pertinent to the company and the industry; (3) oversight of activities in support of the ASRV disaster recovery/business continuity (DR/BC) oversight to ensure optimal corporate resiliency in the unlikely event of a disaster; and (4) providing broad strategic guidance on the technology direction of ASRV by, among other things, overseeing the development of the ASRV Strategic Technology Plan.

The investment/ALCO committee is comprised of Directors Ford (Chair), Kunkle (Vice Chair), Dennison, O’Malley, Onorato, Pasquerilla, Stopko and Michael D. Lynch.  This committee ensures the safety and soundness of the company and its subsidiaries through proper asset/liability management and is responsible for, among other things:  developing and overseeing our asset/liability management process, including developing investment policies and monitoring investment activities; monitoring management’s handling of risks to our balance sheet; and monitoring interest rate, liquidity and market risks in accordance with policies approved by the board of directors.  The investment/ALCO committee meets regularly to review investment transactions and to discuss other strategic initiatives that relate to balance sheet management and structure as considered necessary.

The audit committee is comprised of Directors O’Malley (Chair), Adams (Vice Chair), Onorato, Pasquerilla and Sargent, each of whom in the judgment of the board of directors is independent within the meaning of the NASDAQ listing requirements.  Mr. Onorato is also designated as the audit committee financial expert and meets the qualifications to serve as such under the NASDAQ listing standards.  This designation does not impose any duties, obligations or liabilities on Mr. Onorato that are greater than the duties, obligations or liabilities imposed on the other members of the Audit Committee.  The audit committee is responsible for the appointment, compensation, oversight, and termination of our independent auditors.  The audit committee is also responsible for oversight of internal audit and loan review.  The committee is required to pre‑approve audit and certain non‑audit services performed by the independent auditors.  The committee also assists the board in providing oversight over the integrity of our financial statements, compliance with applicable legal and regulatory requirements and the performance of our internal audit function.  The committee also is responsible for, among other things, reporting to our board on the results of the annual audit and reviewing the financial statements and related financial and non‑financial disclosures included in our Annual Report on Form 10‑K and Quarterly Reports on Form 10‑Q.  Importantly, from a corporate governance perspective, the audit committee regularly evaluates the independent auditors’ independence from ASRV and its management, including approving consulting and other legally permitted, non‑audit services provided by our auditors and the potential impact of the services on the auditors’ independence.  The committee meets periodically with our independent auditors and our internal auditors outside of the presence of management and possesses the authority to retain professionals to assist it in meeting its responsibilities without consulting with management.  The committee reviews and discusses with management earnings releases, including the use of pro forma information (if applicable).  The committee also discusses with management and the independent auditors the effect of accounting initiatives.  The committee also is responsible for receiving and evaluating complaints and concerns relating to accounting and auditing matters.

The nominating/corporate governance committee is comprised of Directors Adams (Chair), O’Malley (Vice Chair), Pasquerilla and Sargent, each of whom in the judgment of the board of directors is independent within the meaning of the NASDAQ listing standards.  The nominating/corporate governance committee is responsible for nominating individuals to stand for election as directors at the annual meeting of shareholders, assisting the board in the event of any vacancy on the board by identifying individuals qualified to become board members, recommending to the board qualified individuals to fill such vacancy, and recommending to the board, on an annual basis, nominees for each board committee.  The committee has the responsibility to develop and recommend criteria for the selection of director nominees to the board, including, but not limited to, diversity, age, skills, experience, and time availability (including consideration of the number of other boards on which the proposed director sits) in the context of the needs of the board and ASRV and such other criteria as the committee determines to be relevant at the time.  The committee has the power to apply these criteria in connection with the identification of individuals to be board members, as well as to apply the standards for independence imposed by our listing agreement with NASDAQ and all applicable federal laws in connection with this identification process.

The nominating/corporate governance committee does not maintain a formal diversity policy with respect to the identification or selection of directors for nomination to the board of directors.  Diversity is just one of many factors the nominating/corporate governance committee considers in the identification and selection of director nominees.  ASRV defines diversity broadly to include differences in race, gender, ethnicity, age, viewpoint, professional experience, educational background, skills and other personal attributes that can foster board heterogeneity in order to encourage and maintain board effectiveness.

The nominating/corporate governance committee considers potential candidates recommended by its members, management and others, including shareholders.  In considering candidates recommended by shareholders, the committee will apply the same criteria it applies in connection with candidates recommended by the nominating/corporate governance committee.  Shareholders may propose candidates to the nominating/corporate governance committee by delivering a notice to the nominating/corporate governance committee that contains the information required by Section 1.3 of our bylaws.  In addition, shareholders may nominate persons directly for election as directors in accordance with the procedures set forth in Section 1.3 of our bylaws.  A notice of any such nomination must contain all required information and must be mailed or delivered to our Non‑Executive Chairman not less than 90 days or more than 120 days prior to the annual meeting.  The nominating/corporate governance committee did not pay any fee to any third party to search for, identify and/or evaluate the 2022 nominees for directors.

The nominating/corporate governance committee is also responsible for making recommendations to the board of directors regarding, and monitoring compliance with:  corporate governance principles applicable to the company; matters involving the company’s articles of incorporation, bylaws, shareholder proposals, committee responsibilities and other corporate governance issues; and the company’s policies, including, but not limited to, its Code of Ethics and Legal Code of Conduct, Code of Conduct for Directors, Code of Ethics for the Chief Executive Officer and Senior Financial Officers, and Policy on Personal Securities Transactions.  The committee also serves as the initial reviewing forum for allegations of violations of the policies identified in this paragraph, as well as allegations of wrongdoing concerning directors and the chief executive officer.

The compensation/human resources committee is comprised of Directors Sargent (Chair), Pasquerilla (Vice Chair), Adams, and O’Malley, each of whom in the judgment of the board of directors is independent within the meaning of the NASDAQ listing standards.  The purpose of the committee is to ensure the compensation programs, including the incentive plans, do not encourage unnecessary or excessive risk to the value of ASRV; support the long‑term mission of ASRV and help ASRV attract and retain high quality management and directors through competitive, flexible compensation arrangements that adequately reward significant achievement in a manner that is economically defensible and consistent with corporate performance; comply with disclosure and other legal, tax and regulatory requirements; and are effectively communicated, as appropriate, to interested parties, including investors, other members of the board of directors, officers, employees and the community.  The committee’s oversight includes, but are not limited to, an understanding of ASRV’s long‑term goals; director compensation; CEO total compensation including base salary compensation, cash‑based incentive compensation and stock‑based compensation; evaluate and review other executive base compensation, cash‑based incentive compensation and stock‑based compensation with compensation adjustments for ASRV’s other named executive officers in its proxy statement on an individual basis after receiving recommendations from the CEO; executive employment and change in control agreements; and review of management succession plans.  The committee’s processes and procedures for determining executive compensation are described below under “Compensation Discussion and Analysis.”  The committee’s procedure for determining director compensation is to benchmark director compensation against compensation paid by similar asset size publicly traded peer financial institutions.  The committee also encourages stock ownership by directors by directing that the annual retainer be paid in our common stock and by facilitating the use of monthly board fees for the purchase of additional shares of our common stock.  The committee also has general oversight of human resources matters at ASRV’s subsidiaries.  During 2021, the committee retained Strategic Compensation Planning, Inc. as its independent compensation consultant.

Board Leadership Structure and Risk Oversight

The board of directors currently separates the role of Non‑Executive Chairman of the Board of Directors from the role of President and Chief Executive Officer.  We believe that the separation of these roles, while not always necessary, is appropriate in the current economic and regulatory environment in which ASRV operates.  We believe that the President and Chief Executive Officer should primarily focus on managing ASRV’s operations in a manner that executes its corporate strategy.  Conversely, we believe that our Non‑Executive Chairman of the Board of Directors should primarily focus on leading the board’s oversight of corporate governance matters, monitoring the progress and effectiveness of the President and Chief Executive Officer and management in implementing the company’s corporate strategy, and ensuring that the board is receiving, with sufficient frequency, the information it requires to act effectively, including providing proper risk oversight.

We believe that each member of our board of directors in his or her fiduciary capacity has a responsibility to monitor and manage risks faced by ASRV.  The board has the Chief Risk Officer, representing management, making two detailed presentations to the entire board each year.  These presentations speak of each known risk in the company, its severity, and the actions of management to eliminate it or at the very least to mitigate it.  At a minimum this requires the members of our board of directors to be actively engaged in board discussions, review materials provided to them, and know when it is appropriate to request further information from management and/or engage the assistance of outside advisors.  Furthermore, because the banking industry is highly regulated, certain risks to ASRV are monitored by the board of directors through its review of ASRV’s compliance with regulations set forth by its regulatory authorities, including the Pennsylvania Department of Banking and Securities, the Board of Governors of the Federal Reserve System, and the Federal Deposit Insurance Corporation, and recommendations contained in regulatory examinations.

We believe risk oversight is a responsibility for each member of the board of directors.  Each of our committees concentrates on specific risks for which they have an expertise, and each committee is required to regularly report to the board of directors on its findings.  For example, the investment/ALCO committee regularly monitors ASRV’s exposure to certain investment risks, such as the effect of interest rate or liquidity changes, while our audit committee monitors ASRV’s exposure to certain reputational risks by establishing and evaluating the effectiveness of the company programs to report and monitor fraud and by monitoring ASRV’s internal controls over financial reporting.  Our compensation/human resources committee’s role in monitoring the risks related to our compensation structure is discussed in further detail in the section titled “Our Compensation Policies and Risk” below.

Compensation/Human Resources Committee Interlocks and Insider Participation

Directors Sargent (Chair), Pasquerilla (Vice Chair), Adams, and O’Malley are excluded from participation in any plan administered by the compensation/human resources committee while serving as a member of such committee, except for participation in the Independent Directors’ Annual Retainer Plan (the committee’s administration of which is limited to coordinating the payment of a predetermined retainer), a non‑employee director deferred compensation plan, and the ASRV 2021 Equity Incentive Plan, which was previously approved by shareholders on April 27, 2021.

None of our executive officers serves as a member of the board of directors, or on the compensation committee, of any entity that has one or more executive officers serving on our board of directors or compensation/human resources committee.

Executive Officers

Our current executive officers and certain biographical information regarding them, other than Mr. Stopko, whose information is included under “Matter No. 1 – Election of ASRV Directors,” is listed below.  All data is as of the date of this proxy statement.

Michael D. Lynch, age 61, Executive Vice President, Chief Financial Officer, Chief Investment Officer, and Chief Risk Officer of AmeriServ Financial, Inc.  Mr. Lynch became Executive Vice President, Chief Financial Officer, Chief Investment Officer, and Chief Risk Officer on April 1, 2021.  Mr. Lynch had been interim Chief Financial Officer of AmeriServ Financial, Inc. from January 15, 2015 until such appointment, following the promotion of Mr. Stopko.  Mr. Lynch has served as Senior Vice President and Chief Investment and Chief Risk Officer of AmeriServ since 2013.   He had been Vice President and Chief Investment and Chief Risk Officer of AmeriServ from 2005 to 2013.

James T. Huerth, age 60, President and Chief Executive Officer of AmeriServ Trust and Financial Services Company.  Effective February 19, 2016, Mr. Huerth was appointed the President and Chief Executive Officer of AmeriServ Trust and Financial Services Company.  Until such appointment, Mr. Huerth was the President and Chief Executive Officer of AmeriServ Financial Bank since March 19, 2015, positions which he had held on an interim basis since January 9, 2015.  Prior to this appointment, Mr. Huerth had served as Executive Vice President and Chief Banking Officer of the Bank from 2009 until his appointment to President and Chief Executive Officer of AmeriServ Financial Bank.  Mr. Huerth was Director of Corporate Banking, Senior Executive Vice President of StellarOne from 2008 to 2009, and President and CEO and a member of the board of directors of Planters Bank and Trust Co. from 2004 to 2008.

Executive Compensation

Introduction

The compensation/human resources committee administers our executive compensation program.  The committee, which is composed entirely of independent directors, operates under a written charter and is responsible for determining and recommending to the full board the total compensation of the President and Chief Executive Officer (the “CEO”) and, with the recommendations of the CEO, evaluating and reviewing the compensation of the other executive officers identified in the Summary Compensation Table that appears following this “Executive Compensation” (we refer to the CEO and the other executive officers identified in that table collectively as the “Named Executive Officers”), for administering our incentive compensation programs (including our stock incentive plan), for approving and overseeing the administration of our employee benefits programs, for providing insight and guidance to management with respect to employee compensation generally, and for reviewing and making recommendations to the board with respect to director compensation.  The committee retained Strategic Compensation Planning, Inc. as its independent compensation consultant for 2021.

The compensation/human resources committee annually reviews the adequacy of its charter and recommends changes to the board for approval.  The compensation/human resources committee meets at scheduled times during the year and also acts upon occasion by written consent.  The chair of the committee reports on committee activities and makes committee recommendations at meetings of the board of directors.

Compensation Philosophy.

Our executive compensation programs seek to achieve and maintain equity with respect to balancing the interests of shareholders and executive officers, while supporting our need to attract and retain competent executive management.  Toward this end, the compensation/human resources committee has developed an executive compensation policy, along with supporting executive compensation plans and programs, which are intended to attain the following objectives:

•	emphasize the enhancement of shareholder value;

•	support the acquisition and retention of competent executives;

•	deliver the total executive compensation package in a cost‑effective manner;

•	reinforce key business objectives;

•	provide competitive compensation opportunities for competitive results;

•	encourage management ownership of our common stock; and

•	comply with applicable regulations.

The committee collects and analyzes findings regarding competitive positioning of compensation in light of ongoing performance results.  These findings generally assess:  ASRV’s financial and securities market performance; executive compensation competitiveness by position (survey‑based and peer‑based); and aggregate organization‑wide compensation competitiveness and total personnel costs.  In light of this information, the committee recommends executive salary adjustments, recommends executive discretionary incentive/bonus plans, and administers our 2021Equity Incentive Plan.  Additionally, from time to time, the committee reviews other human resource issues, including qualified and non‑qualified benefits, management performance appraisals, and succession planning.

In order to make the foregoing assessments, the committee uses comparisons of competitive executive pay practices taken from banking industry compensation surveys and, from time‑to‑time, consultation with independent executive compensation advisors.  Peer groups and competitive compensation practices are determined using executive compensation packages at bank holding companies and subsidiaries of comparable size to us and our subsidiaries.  However, the committee does not maintain a specific target percentile with respect to this peer group in determining executive compensation levels.  A selection of national information is used for comparative compensation survey data, including data from a peer group of small‑cap bank holding companies in our geographic area.  The peer group is periodically revised, and, for 2021 compensation decisions, the group consisted of the following companies:  ACNB Corporation, Franklin Financial Services Corporation, Peoples Financial Services Corp., Chemung Financial Corporation, Codorus Valley Bancorp, Inc., First United Corporation, FNCB Bancorp, Citizens & Northern Corporation, Penns Woods Bancorp, Inc., Orrstown Financial Services, Inc., ESSA Bancorp, Inc., CB Financial Services, Inc., Riverview Financial Corporation, and Norwood Financial Corporation.

Our executive compensation policy is designed to encourage decisions and actions that have a positive impact on overall corporate performance.  For that reason, participation is focused on executive officers who have the greatest opportunity to influence the achievement of strategic corporate objectives.

We use two components of the executive compensation program to establish and maintain the desired relationship between executive pay and performance.

The first component, the formal performance appraisal system, relates to annual salary adjustments.  We establish quantitative and qualitative performance factors for each executive position, and annually evaluate the performance of the executive against these standards.  We then integrate this appraisal with market‑based adjustments to salary ranges to determine if a base salary increase is merited.

The second component of ensuring the desired relationship between executive pay and performance relates to the committee’s role in administering our 2021 Equity Incentive Plan and recommending executive discretionary cash incentive/bonus awards.  The committee recommends cash and equity at‑risk compensation awards to the board of directors when, in the judgment of committee members, such awards are justified by the performance of executive officers in relation to our performance with due regard for the level of risk assumed by the company.

The accounting and tax treatment of particular forms of compensation do not materially affect the committee’s compensation decisions.  However, the committee evaluates the effect of such accounting and tax treatment on an ongoing basis and will make appropriate modifications to its compensation policies where appropriate.

Components of Compensation.

The elements of compensation for the Named Executive Officers are generally comprised of the following:

•	base salary,

•	incentive opportunities under our cash‑ and stock‑based incentive compensation program,

•	equity awards under our 2021 Equity Incentive Plan,

•	benefits under our pension plan,

•	benefits under our health and welfare benefits plans, and

•	certain limited perquisites.

1.  Base Salary.  The compensation/human resources committee reviews the base salaries of the Named Executive Officers on an annual basis as well as in the event of any promotion or significant change in job responsibilities.  The committee reviews peer group data to establish a market‑competitive executive base salary program, combined with a formal performance appraisal system that focuses on awards that are integrated with strategic corporate objectives.  Salary income for each Named Executive Officer is reported in the Summary Compensation Table, which appears following this Compensation Discussion and Analysis.

2.  Incentive Cash and Stock Compensation.  We have an established, written executive incentive compensation plan, our Executive At‑Risk Incentive Compensation Plan, which generally provides for payment of 75% in cash and 25% in stock for the achievement of corporate performance goals, weighted 75%, and individual performance goals, weighted 25%.  In order to receive a payment under the plan, a participant has to be employed on the date of payout.  With respect to the corporate performance goals for 2021, we based incentive award opportunities on both an annual company‑wide budgeted return on assets (“ROA”) target of 0.41% and 65% of the average ROA for the previously named peer group, after excluding the highest and lowest performer.  The maximum bonus targets for 2021 were 33%, 25%, and 28% of base salary for Messrs. Stopko, Lynch and Huerth, respectively.  The compensation/human resources committee believes it set the performance measures for 2021 such that the performance goals were appropriate.  Based upon publicly reported results for the year ended December 31, 2021, we achieved an ROA of 0.52% which was above our budget but below the peer target so there was no payout for any of the named executive officers under the Executive At‑Risk Incentive Compensation Plan.

However, the compensation/human resources committee did approve discretionary bonus payments for Executive At-Risk Incentive Compensation Plan participants due to the significant strategic accomplishments in 2021 along with the need to ensure that we retain good employees by appropriately compensating them in this extremely competitive job market.  Some of the key 2021 strategic accomplishments included: the Somerset County branch acquisition which brought in $42 million of low-cost core deposits, the issuance of $27 million of new subordinated debt that allowed us to retire more expensive trust preferred securities and existing sub debt saving the company over $500,000 in interest expense annually, strong loan production and record deposit levels, the successful negotiation of a new 4 year labor contract which limits annual wages increases to 2% in an inflationary environment, and record wealth management revenue and net income contribution.

3.  Equity Awards.  We use the grant of stock options under our 2021 Equity Incentive Plan as the primary vehicle for providing long‑term incentive compensation opportunities to our senior officers, including the Named Executive Officers.  The 2021 Equity Incentive Plan provides for the grant of restricted stock awards and qualified and non‑qualified stock options.  We grant all stock options with a per share exercise price that is not less than 100% of the fair market value of such shares on the date that the option is granted.  Accordingly, grantees will not obtain any value from the option grant under our 2021 Equity Incentive Plan unless the market price of our common stock increases after the date of grant.  The 2021 Equity Incentive Plan is designed to provide at‑risk (incentive) compensation that aligns management’s financial interests with those of our shareholders, encourages management ownership of our common stock, supports the achievement of corporate short and long‑term financial objectives, and provides competitive equity reward opportunities.  We have not adopted any specific policy regarding the amount or timing of any stock‑based compensation under our 2021 Equity Incentive Plan.  Information concerning the number of options held by each Named Executive Officer as of December 31, 2021, is set forth in the Outstanding Equity Awards at Fiscal Year‑End Table, which appears below.

4.  Pension Plan and Deferred Compensation Plan.  We maintain a defined benefit pension plan for the benefit of our employees, including the Named Executive Officers.  Benefits under the plan are based upon an employee’s years of service and highest average compensation for a five‑year period.  The 2021 increase in the actuarial present values of each Named Executive Officer’s accumulated benefit under the plan is set forth in the Summary Compensation Table, which appears below, and the actuarial present value of each Named Executive Officer’s accumulated benefit under the plan and the aggregate number of years of service credited to each Named Executive Officer is set forth in the Pension Benefits Table, which also appears below.  Effective January 1, 2013, we amended the defined benefit pension plan to provide that non‑union employees hired on or after that date are not eligible to participate.  Effective January 1, 2014, we amended the defined benefit pension plan to provide that union employees hired on or after that date are not eligible to participate.  Instead, such employees are eligible to participate in a qualified 401(k) retirement plan.  All of the Named Executive Officers continue to participate in the defined benefit pension plan under the old plan provisions.

We also maintain the AmeriServ Financial Executive Deferred Compensation Plan (the “Deferred Compensation Plan”), under which participants who are among a select group of management or highly compensated employees (including our Named Executive Officers) may elect to defer receipt of all or a portion of any annual incentive bonus and/or salary payable to such participants with respect to a fiscal year.  Under the Deferred Compensation Plan, each participant may make an irrevocable deferral election before the beginning of the fiscal year to which such compensation relates.  Participants can elect to receive distributions of their accounts in the Deferred Compensation Plan, either in a lump sum or in installments, commencing within 30 days following either (i) their separation of service or disability, or (ii) a specified date.  Participants may elect to allocate the deferred amounts into an investment account and select among various investment options upon which the rate of return of the deferred amounts will be based.  Participants’ investment accounts are adjusted periodically to reflect the deemed gains and losses attributable to the deferred amounts.  Each participant is always 100% vested in their investment accounts.  The Deferred Compensation Plan is a non‑qualified deferred compensation plan.  As such, the rights of all participants to any deferred amounts represent our unsecured promise to pay and the deferred amounts remain subject to the claims of the company’s creditors.  Information about our Named Executive Officers participation in the Deferred Compensation Plan for 2021 can be found below under the caption “Nonqualified Deferred Compensation Plan.”

5.  Health and Welfare Benefits.  We provide health, life, and disability insurance, and other employee benefits programs to our employees, including the Named Executive Officers.  The compensation/human resources committee is responsible for overseeing the administration of these programs and believes that our employee benefits programs should be comparable to those maintained by other members of our peer group so as to assure that we are able to maintain a competitive position in terms of attracting and retaining officers and other employees.  We provide these employee benefits plans on a non‑discriminatory basis to all full‑time employees.

6.  Perquisites.  We provide our Named Executive Officers with additional benefits not generally available to our other employees.  For example, as set forth in the footnotes to our Summary Compensation Table, which appears below, certain of our Named Executive Officers receive reimbursements for the purchase or lease of, and the operation expenses for, a motor vehicle and for country club membership fees and dues.  The compensation/human resources committee believes that these perquisites are offered by its competitors for talented executive officers and allow us to remain competitive in attracting and retaining talented executive officers.

2021 Executive Officer Compensation.

For 2021, we increased the Named Executive Officers’ base salaries in order to, among other things, maintain their compensation at a competitive level.  The committee’s independent compensation consultant provided an updated study to the committee in 2021 which included the compensation levels of each of the Named Executive Officers and those from the previously identified peer group.  The independent compensation consultant also examined with the committee the pay practices from other Pennsylvania, New York, New Jersey, and Ohio based financial institutions with assets generally between $1 billion and $2 billion, with data from the Economic Research Institute used to normalize the information for Johnstown, Pennsylvania.  The compensation/human resources committee also considered a number of factors in setting these new levels, including an annual review of peer compensation and the overall performance of the company.

As part of our compensation program, we entered into agreements with Messrs. Stopko, Lynch, and Huerth pursuant to which they will be entitled to receive severance benefits upon the occurrence of certain enumerated events following a change in control.  The events that trigger payment are generally those related to termination of employment without cause or detrimental changes in the executive’s terms and conditions of employment.  See “Employment Contracts and Payments Upon Termination or Change in Control” below for a more detailed description of these events.  We believe that this structure will help:  (i) assure the executives’ full attention and dedication to the company, free from distractions caused by personal uncertainties and risks related to a pending or threatened change in control; (ii) assure the executives’ objectivity for shareholders’ interests; (iii) assure the executives of fair treatment in case of involuntary termination following a change in control; and (iv) attract and retain key talent during uncertain times.

Our Compensation Policies and Risk.

The compensation/human resources committee discussed, evaluated, and reviewed with our chief risk officer all of the company’s employee compensation programs in light of the risks posed to us by such programs.  The compensation/human resources committee also discussed, evaluated, and reviewed with our chief risk officer all of the compensation programs in which the Named Executive Officers participate to assess whether any aspect of these programs create risks that are reasonably likely to have a material adverse effect on us.  The compensation/human resources committee met with our chief risk officer in February 2021 and November 2021 with respect to the foregoing.

At the conclusion of this review, the compensation/human resources committee determined that our compensation programs for our Named Executive Officers do not create risks that are reasonably likely to have a material adverse effect on us.

Restatement of Financial Statements.

The compensation/human resources committee is of the view that, to the extent permitted by law, it has authority to retroactively adjust any cash or equity‑based incentive award paid to any senior officer (including any Named Executive Officer) where the award was based upon our achievement of specified financial goals and it is subsequently determined following a restatement of our financial statements that the specified goals were not in fact achieved.  There has been no restatement of our financial statements, and, therefore, there have been no retroactive adjustments of any cash or equity‑based incentive award on such a basis.

Compensation Paid to Executive Officers

The following table sets forth information for the years ended December 31, 2019, 2020 and 2021 concerning the compensation of our Named Executive Officers for services in all capacities to us and our subsidiaries.

SUMMARY COMPENSATION TABLE
Name, Age and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non‑Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)	Total ($)
Jeffrey A. Stopko, age 59 President and CEO of ASRV and AmeriServ Financial Bank	2021	362,600	47,863	0	35,400	0	22,210	14,275	482,348
	2020	352,950	0	0	0	0	212,058	14,281	579,289
	2019	342,375	0	0	0	0	246,419	16,429	605,223
Michael D. Lynch, age 61 Senior Vice President, CFO, Chief Investment Officer, & Chief Risk Officer of ASRV and AmeriServ Financial Bank and Treasurer of AmeriServ Trust and Financial Services Company	2021	218,225	21,823	0	26,550	0	44,318	8,009	318,925
	2020	201,750	0	0	0	0	180,652	4,758	387,160
	2019	195,375	0	0	0	0	226,438	3,630	425,444
James T. Huerth, age 60 President and CEO of AmeriServ Trust and Financial Services Company	2021	300,950	33,706	0	26,550	0	75,518	16,286	453,010
	2020	293,350	0	0	0	0	221,344	13,541	528,235
	2019	286,000	0	0	0	0	217,255	11,560	514,816

(1)
For 2021, includes, as applicable, (a) premiums we pay for life insurance policies with coverage limits above $50,000 for each named executive officer; (b) country club dues for Messrs. Stopko and Huerth; (c) the aggregate incremental cost of a company‑provided automobile for Messrs. Stopko and Huerth and an auto allowance for Lynch; and (d) our 401(k) plan matching contributions for each of Messrs. Stopko, Lynch, and Huerth, in the amount of $3,626 $2,182, and $3,009 respectively.

Outstanding Equity Awards at Fiscal Year‑End

The following table sets forth information concerning outstanding equity awards held by each Named Executive Officer as of December 31, 2021.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2021
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Jeffrey A. Stopko	11,403	0		0	$2.75	3/15/2022
	6,515	0		0	$3.23	3/15/2023
	25,000	0		0	$3.18	2/19/2024
	10,000	0		0	$2.96	3/19/2025
	20,000	20,000	(1)	0	$3.84	2/17/2031
Michael D. Lynch	1,061	0		0	$3.23	3/15/2023
	5,000	0		0	$2.96	3/19/2025
	6,000	0		0	$2.96	4/11/2026
	15,000	15,000	(1)	0	$3.84	2/17/2031
James T. Huerth	11,402	0		0	$2.75	3/15/2022
	6,384	0		0	$3.23	3/15/2023
	25,000	0		0	$3.18	2/19/2024
	7,500	0		0	$2.96	3/19/2025
	10,000	0		0	$2.96	4/11/2026
	15,000	15,000	(1)	0	$3.84	2/17/2031

(1)	1/3 vests on each of February 17, 2022, February 17, 2023, and February 17, 2024.

Pension Benefits

The following table sets forth information concerning plans that provide for payments or other benefits at, following, or in connection with, retirement for each Named Executive Officer.

PENSION BENEFITS
FOR THE YEAR ENDED DECEMBER 31, 2021

Name	Plan Name	Number of years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Jeffrey A. Stopko	Defined Benefit Plan	35	1,213,147	0
James T. Huerth	Defined Benefit Plan	12	1,007,996	0
Michael D. Lynch	Defined Benefit Plan	39	981,462	0

(1)
The present value of accumulated benefits was calculated with the following assumptions.  Retirement occurs at age 65.  At that time, the participants take a lump sum based on the accrued benefit as of December 31, 2021.  The lump sum is calculated using an interest rate of 2.80% and the IRS 2021 applicable mortality table for IRC Section 417(e).  The lump sum is discounted to December 31, 2021, at a rate of 2.80% per year.

Benefits described in the foregoing table relate to the qualified defined benefit retirement plan.  Remuneration for pension benefit purposes is total cash remuneration paid to an employee for a calendar year, including base salary, wages, commissions, overtime, bonuses and any other form of extra cash compensation and any pre‑tax contributions under a qualified retirement or cafeteria plan.  Effective January 1, 2015, excluded items include amounts contributed by the Employer under the plan, non‑taxable fringe benefits, country club dues, company‑paid automobiles, cafeteria plan refund reimbursements and employee automobile allowances.  Effective January 1, 2016, excluded items also include our contributions to a health savings account.  An employee’s benefit is determined on the basis of the employee’s final average compensation, which means the average annual compensation received by the employee in the five consecutive years out of ten years before the employee’s termination of employment for which the average annual compensation is highest.

As of December 31, 2021, Messrs. Stopko, Huerth, and Lynch are eligible for an early retirement benefit under the pension plan because they are at least 55 years old and have at least 10 years of credited service.  The early retirement benefit is equal to the accrued normal retirement benefit reduced 5/9% per month for each of the first five years and 5/18% per month for each of the next five years by which the commencement date of the pension precedes the normal retirement date.

Retirement benefits under the pension plan are paid for the life of the employee with a right of survivorship with respect to ten years of post‑retirement benefits.  Other optional forms of benefits are available in actuarially equivalent amounts.

Nonqualified Deferred Compensation Plan

Set forth below is information regarding our Named Executive Officers’ participation in the AmeriServ Financial Executive Deferred Compensation Plan.

Nonqualified Deferred Compensation ‒ 2021

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year‑End ($)
James T. Huerth	33,105	‑	65	‑	253,671

Employment Contracts and Payments Upon Termination or Change in Control

We enter into employment contracts and change in control agreements with certain of our employees, including the Named Executive Officers, when we determine that an employment or change in control agreement is warranted in order to ensure the executive’s continued employment in light of prevailing market competition for the particular position held by the executive officer, or where it is determined it is necessary in light of the prior experience of the executive or our practices with respect to other similarly situated employees.

Mr. Stopko’s Employment Agreement

In connection with Mr. Stopko’s appointment as our President and Chief Executive Officer on April 27, 2015, we entered into an employment agreement with Mr. Stopko, which was for a period of two years from the effective date and automatically renews annually for a one‑year term unless one party provides the other party a written non‑renewal notice at least 90 days in advance of the end of such period.  The employment agreement provides that Mr. Stopko must maintain a primary residence during his employment term in our primary market area and generally provides that Mr. Stopko may not compete with our business for at least two years following termination of his employment or solicit any of its employees, consultants, customers, clients, or vendors for at least one year following termination of his employment.  Under his employment agreement, Mr. Stopko is entitled to, among other things:  (i) an annual base salary of $285,000 ($362,600 as of December 31, 2021); (ii) participate in our health insurance and life insurance benefit plans, defined benefit program, 401(k) plan and long‑term disability benefit plan; (iii) be eligible to receive annual bonuses, in such amounts and at such times, if any, as may be approved by our board of directors in accordance with the Executive At‑Risk Compensation Plan as a level one participant, with such annual payment not to exceed 33% of Mr. Stopko’s base salary; and (iv) certain other perquisites related to personal time, use of a vehicle owned or leased by us, and country club membership expenses.

The employment agreement and Mr. Stopko’s employment may be terminated for cause (as defined in the employment agreement) by written notice from us.  If the employment agreement is terminated for cause, Mr. Stopko’s rights under the employment agreement terminate as of the effective date of termination.  The employment agreement also terminates without further payments to Mr. Stopko as of the termination date, in the event of his voluntary termination of employment (other than as specified following a change in control as defined in the employment agreement), retirement at his election, death or disability (as defined in the employment agreement).  Mr. Stopko agrees that, in the event his employment under the employment agreement is terminated for any reason, he will concurrently resign as our director and a director of any of our respective affiliates if he is then serving as a director of any such entities.

In the event that Mr. Stopko’s employment is either involuntarily terminated other than for cause or disability in the absence of a change in control (as defined in the employment agreement), he will continue to receive his monthly base salary in effect on the date of termination for a period of twenty‑four months and health insurance benefits substantially similar to those which Mr. Stopko was receiving immediately prior to the date of termination for the two year period immediately following the date of termination; provided that Mr. Stopko will be responsible for the payment of premiums for such benefits in the same amount as our active employees.

In the event that, following a change in control, either Mr. Stopko’s employment is terminated involuntarily other than for cause or disability or Mr. Stopko resigns after the occurrence of certain specified occurrences described below, Mr. Stopko will generally receive a cash lump‑sum payment within 30 days following his termination in an amount equal to 2.99 times his annual base salary then in effect.  In addition, for a period of three years following termination, we will arrange to provide Mr. Stopko with health insurance benefits substantially similar to those which Mr. Stopko was receiving immediately prior to the date of termination effect; provided that Mr. Stopko will be responsible for the payment of premiums for such benefits in the same amount as our active employees.

The additional specified circumstances include:

•
a reduction in his title, responsibilities, including reporting responsibilities, or authority, including such title, responsibilities, or authority as such may have been increased from time to time during the term of the employment agreement, which results in a material negative change to Mr. Stopko in the employment relationship;

•
the assignment of Mr. Stopko to duties inconsistent with his office as existed on the day immediately prior to the date of a change in control, which results in a material negative change to Mr. Stopko in the employment relationship;

•	a reduction in Mr. Stopko’s annual base salary in effect on the day immediately prior to the date of the change in control;

•
a termination of Mr. Stopko’s participation, on substantially similar terms, in any of our incentive compensation or bonus plans in which Mr. Stopko participated immediately prior to the change in control, or any change or amendment to any of the substantive provisions of any of such plans which would materially decrease the potential benefits to Mr. Stopko under any of such plans;

•
a failure by us to provide Mr. Stopko with benefits at least as favorable as those enjoyed by Mr. Stopko under any of our pension, life insurance, medical, health and accident, disability or other employee plans in which Mr. Stopko participated immediately prior to the change in control, or the taking of any action by us that would materially reduce any of such benefits in effect at the time of the change in control, unless such reduction relates to a reduction in benefits applicable to all employees generally; or

•	our material breach of the employment agreement.

The employment agreement provides that, in the event that any amounts or benefits payable to Mr. Stopko under the employment agreement as a result of his termination of employment, when added to other amounts or benefits which may become payable to him by us, would be subject to an excise tax, the amounts and benefits payable under the employment agreement will be reduced to such extent as may be necessary to avoid such imposition.

The employment agreement generally defines the term “change in control” as the occurrence of any of the following during the term of the employment agreement:

•
any “person” or “group” which is not an affiliate of AmeriServ (as those terms are defined or used in Section 13(d) of the Exchange Act), as enacted and in force on the date of the employment agreement) is or becomes the “beneficial owner” (as that term is defined in Rule 13d‑3 under the Exchange Act, as enacted and in force on the date of the employment agreement) of our securities representing fifty percent (50%) or more of the combined voting power of our securities then outstanding; or

•
there occurs a merger, consolidation, share exchange, division or other reorganization involving us and another entity which is not our affiliate in which our shareholders do not continue to hold a majority of the capital stock of the resulting entity, or a sale, exchange, transfer, or other disposition of substantially all of our assets to another entity or other person which is not our affiliate.

The employment agreement generally defines the term “cause” as:

•
a material breach of the employment agreement by Mr. Stopko that is not cured by Mr. Stopko within 30 days following the date he received written notice from us of our intent to terminate his employment for cause as a result of such material breach;

•
Mr. Stopko’s commission of any act involving dishonesty or fraud or conduct, whether or not said act brings us into public disgrace or disrepute in any respect, including but not limited to acts of dishonesty or fraud, commission of a felony or a crime of moral turpitude;

•
gross negligence or willful misconduct by Mr. Stopko with respect to us or Mr. Stopko’s continuing and unreasonable refusal to substantially perform his duties with us as specifically directed by the board; or

•
Mr. Stopko’s abuse of drugs, alcohol, or other controlled substances if Mr. Stopko has refused treatment for such substance abuse or has failed to successfully complete treatment for such substance abuse within the past 12 months.

In connection with the employment agreement, a termination for “good reason” will be considered to have occurred if such termination occurs absent a change in control and is on account of a reduction in the Executive’s annual base salary except for:  (i) across‑the‑board salary reductions similarly affecting all our salaried employees; or (ii) across‑the‑board salary reductions similarly affecting all our senior executive officers.  Mr. Stopko’s right to terminate employment for good reason is subject to the following conditions:  (a) we will pay amounts payable upon a good reason termination if Mr. Stopko actually terminates employment within two years following the initial existence of the good reason event; and (b) Mr. Stopko must provide written notice to us of the good reason event within 90 days of the initial existence of the event and we must be given at least 30 days to remedy such situation.

Mr. Huerth’s Employment Agreement

Effective May 17, 2010, the Bank entered into an employment agreement with Mr. Huerth.  The employment agreement was for a period of one year from the effective date and automatically renews annually for a one‑year term unless one party provides the other party a written non‑renewal notice at least 90 days in advance of the end of such period.  The employment agreement provides that Mr. Huerth may not compete with our business or solicit any of its employees, consultants, customers, clients, or vendors for at least two years following termination of his employment.  Under his employment agreement, Mr. Huerth is entitled to, among other things:  (i) an annual base salary of $175,000 ($300,950 as of December 31, 2021); (ii) participate in our health insurance and life insurance benefit plans, defined benefit program, 401(k) plan and long‑term disability benefit plan; (iii) be eligible to receive annual bonuses, in such amounts and at such times, if any, as may be approved by our board of directors in accordance with the Executive At‑Risk Compensation Plan; and (iv) certain other perquisites related to personal time, use of a vehicle owned or leased by us, and country club membership expenses.

The employment agreement and Mr. Huerth’s employment may be terminated for cause (as defined in the employment agreement) by written notice from us.  If the employment agreement is terminated for cause, Mr. Huerth’s rights under the employment agreement terminate as of the effective date of termination.  The employment agreement also terminates without further payments to Mr. Huerth as of the termination date, in the event of his voluntary termination of employment (other than as specified following a change in control as defined in the employment agreement), retirement at his election, death or disability (as defined in the employment agreement).  Mr. Huerth agrees that, in the event his employment under the employment agreement is terminated for any reason, he will concurrently resign as our director and a director of any of our respective affiliates if he is then serving as a director of any such entities.

In the event that Mr. Huerth’s employment is either involuntarily terminated other than for cause or disability in the absence of a change in control (as defined in the employment agreement), he will continue to receive a severance payment equal to 0.75 times his annual base salary then in effect and continuation of health insurance benefits substantially similar to those which Mr. Huerth was receiving immediately prior to the date of termination for the nine month period immediately following the date of termination; provided that Mr. Huerth will be responsible for the payment of premiums for such benefits in the same amount as our active employees.

In the event that, following a change in control, either Mr. Huerth’s employment is terminated involuntarily other than for cause or disability or Mr. Huerth resigns after the occurrence of certain specified “good reason” occurrences described below, Mr. Huerth will generally receive a cash lump‑sum payment within 30 days following his termination in an amount equal to two times his annual base salary then in effect plus an additional payment equal to the additional retirement benefits he would have earned had he continued in employment for an additional three years.  In addition, for a period of three years following termination, we will arrange to provide Mr. Huerth with health insurance benefits substantially similar to those which Mr. Huerth was receiving immediately prior to the date of termination effect; provided that Mr. Huerth will be responsible for the payment of premiums for such benefits in the same amount as our active employees.

The additional specified “good reason” circumstances include:

•
a reduction in his title, responsibilities, including reporting responsibilities, or authority, including such title, responsibilities, or authority as such may have been increased from time to time during the term of the employment agreement, which results in a material negative change to Mr. Huerth in the employment relationship;

•
the assignment of Mr. Huerth to duties inconsistent with his office as existed on the day immediately prior to the date of a change in control, which results in a material negative change to Mr. Huerth in the employment relationship;

•	a reduction in Mr. Huerth’s annual base salary in effect on the day immediately prior to the date of the change in control;

•
a termination of Mr. Huerth’s participation, on substantially similar terms, in any of our incentive compensation or bonus plans in which Mr. Huerth participated immediately prior to the change in control, or any change or amendment to any of the substantive provisions of any of such plans which would materially decrease the potential benefits to Mr. Huerth under any of such plans;

•
a failure by us to provide Mr. Huerth with benefits at least as favorable as those enjoyed by Mr. Huerth under any of our pension, life insurance, medical, health and accident, disability or other employee plans in which Mr. Huerth participated immediately prior to the change in control, or the taking of any action by us that would materially reduce any of such benefits in effect at the time of the change in control, unless such reduction relates to a reduction in benefits applicable to all employees generally; or

•	our material breach of the employment agreement.

Mr. Huerth’s right to terminate employment for good reason is subject to the following conditions:  (a) any amounts payable upon a good reason termination will be paid only if Mr. Huerth actually terminates employment within one year following the initial existence of the good reason event; and (b) Mr. Huerth must provide written notice to us of the good reason event within 90 days of the initial existence of the event and we must be given at least 30 days to remedy such situation.

The employment agreement provides that, in the event that any amounts or benefits payable to Mr. Huerth under the employment agreement as a result of his termination of employment, when added to other amounts or benefits which may become payable to him by us, would be subject to an excise tax, the amounts and benefits payable under the employment agreement will be reduced to such extent as may be necessary to avoid such imposition.

The employment agreement generally defines the term “change in control” as the occurrence of any of the following during the term of the employment agreement:

•
any “person” or “group” which is not an affiliate of AmeriServ (as those terms are defined or used in Section 13(d) of the Exchange Act), as enacted and in force on the date of the employment agreement) is or becomes the “beneficial owner” (as that term is defined in Rule 13d‑3 under the Exchange Act, as enacted and in force on the date of the employment agreement) of our securities representing fifty percent (50%) or more of the combined voting power of our securities then outstanding; or

•
there occurs a merger, consolidation, share exchange, division or other reorganization involving us and another entity which is not our affiliate in which our shareholders do not continue to hold a majority of the capital stock of the resulting entity, or a sale, exchange, transfer, or other disposition of substantially all of our assets to another entity or other person which is not our affiliate.

The employment agreement generally defines the term “cause” as:

•
a material breach of the employment agreement by Mr. Huerth that is not cured by Mr. Huerth within 30 days following the date he received written notice from us of our intent to terminate his employment for cause as a result of such material breach;

•
Mr. Huerth’s commission of any act involving dishonesty or fraud or conduct, whether or not said act brings us into public disgrace or disrepute in any respect, including but not limited to acts of dishonesty or fraud, commission of a felony or a crime of moral turpitude;

•
gross negligence or willful misconduct by Mr. Huerth with respect to us or Mr. Huerth’s continuing and unreasonable refusal to substantially perform his duties with us as specifically directed by the board; or

•
Mr. Huerth’s abuse of drugs, alcohol, or other controlled substances if Mr. Huerth has refused treatment for such substance abuse or has failed to successfully complete treatment for such substance abuse within the past 12 months.

Mr. Lynch’s Change in Control Agreement

On February 19, 2016, we entered into a change in control agreement with Mr. Lynch.  The initial term of the agreement is for three years and the agreement annually renews for a term ending three years from each annual anniversary date, unless a party has given the other party written notice at least 60 days prior to such anniversary date that such party does not agree to renew the employment agreement.  Under the agreement, if we or a successor terminate Mr. Lynch’s employment, without cause, or if Mr. Lynch terminates employment upon the occurrence of certain events (following his written notice to us within 90 days of the occurrence of any event of good reason and our failure to cure the same within 30 days of receipt of such notice) following a change in control, he will be entitled to certain severance benefits; provided that he executes a release agreement.  The severance benefits under the agreement consist of the following:

•
a lump‑sum payment, within 30 days following termination, equal to one times his base salary then in effect, or immediately prior to any reduction which would entitle to Mr. Lynch to terminate his employment under certain circumstances under the agreement;

•
a lump‑sum payment, within 30 days following termination, equal to the present value (determined based upon 120% of the then prevailing monthly short‑term applicable federal rate) of the excess of (i) the aggregate retirement benefits Mr. Lynch would have received under the terms of each and every retirement plan (as defined in the agreement) had he (A) continued to be employed for one more year, and (B) received (on a pro rata basis, as appropriate) the greater of (1) the highest compensation taken into account under each such retirement plan with respect to one of the two years immediately preceding the year in which the date of termination occurs, or (2) his annualized base compensation in effect prior to the date of termination (or prior to any reduction which would entitle to Mr. Lynch to terminate his employment under certain circumstances under the agreement), over (ii) the retirement benefits he actually receives under the retirement plans;

•
for a period of one year from the date of termination of employment, life, disability, and medical insurance benefits will be provided at levels equivalent to the highest levels in effect for Mr. Lynch during any one of the three calendar years preceding the year in which notice of termination is delivered, or, to the extent such benefits cannot be provided under a plan because Mr. Lynch is no longer an employee, a lump sum cash payment equal to the after tax cost (estimated in good faith by us) of obtaining such benefits, or substantially similar benefits, within 30 days following termination; and

•
all unvested stock options will become immediately vested, and such options will be exercisable at any time prior to the earlier of the expiration date of such options or the date which is 90 days after termination of employment.

If Mr. Lynch becomes entitled to receive the severance benefits under the agreement, he will be subject to a covenant not to compete and an agreement not to solicit our customers or employees for 12 months following termination of employment.

The agreement generally defines the term “change in control” as the occurrence of any of the following during the term of the agreement:

•
any “person” or “group” (as those terms are defined or used in Section 13(d) of the Exchange Act), as enacted and in force on the date of the agreement) is or becomes the “beneficial owner” (as that term is defined in Rule 13d‑3 under the Exchange Act, as enacted and in force on the date of the agreement) of our securities representing 24.99% or more of the combined voting power of our securities then outstanding; or

•
there occurs a merger, consolidation, share exchange, division or other reorganization involving us and another entity which is not our affiliate in which our shareholders do not continue to hold a majority of the capital stock of the resulting entity, or a sale, exchange, transfer, or other disposition of substantially all of our assets to another entity or other person; or

•
there occurs a contested proxy solicitation or solicitations of our shareholders which results in the contesting party or parties obtaining the ability to elect a majority of the members of our board of directors standing for election at one or more meetings of our shareholders.

The agreement generally defines the term “cause” as:

•	a material breach of any provision of the agreement that Mr. Lynch fails to cure within 30 days following his receipt of written notice from us specifying the nature of his breach; or

•	willful misconduct of Mr. Lynch that is materially adverse to the best interests, monetary or otherwise, of AmeriServ; or

•	conviction, or the entering of a plea of guilty or nolo contendere, of a felony or of any crime involving moral turpitude, fraud or deceit.

The additional specified triggering circumstances following a change in control include:

•
any material reduction in his title, responsibilities, including reporting responsibilities, or authority, including such title, responsibilities, or authority as such may have been increased from time to time during the term of the agreement;

•
the assignment of Mr. Lynch to duties inconsistent with his office as existed on the day immediately prior to the date of a change in control, which has a material negative impact to Mr. Lynch on the employment relationship;

•	any material reduction in Mr. Lynch’s annual base salary in effect on the day immediately prior to the date of the change in control;

•
any failure to continue Mr. Lynch’s participation, on substantially similar terms, in any of our incentive compensation or bonus plans in which Mr. Lynch participated immediately prior to the change in control, or any change or amendment to any of the substantive provisions of any of such plans which would materially decrease the potential benefits to Mr. Lynch under any of such plans;

•
any failure by us to provide Mr. Lynch with benefits at least as favorable as those enjoyed by Mr. Lynch under any of our pension, life insurance, medical, health and accident, disability or other employee plans in which Mr. Lynch participated immediately prior to the change in control, or the taking of any action by us that would materially reduce any of such benefits in effect at the time of the change in control, unless such reduction relates to a reduction in benefits applicable to all employees generally; or

•	our breach of any provision of the agreement.

The table below summarizes the payments the Named Executive Officers, whose actual payments are reflected above, would receive if they were terminated as of, or if a change in control occurred on, December 31, 2021.

				Before Change in Control		After Change in Control
		Termination for Death or Disability	Involuntary Termination for Cause	Involuntary Termination without Cause	Voluntary Termination for Good Reason	Involuntary Termination without Cause	Voluntary Termination for Good Reason
Jeffery A. Stopko	Severance (1)	$0	$0	$722,187	$722,187	$1,084,175	$1,084,175
	Welfare continuation (2)	$0	$0	$48,508	$48,508	$72,616	$72,616
	Value of Accelerated Stock Options					$400	$400
	Potential reduction in payout due to operation of Code Section 280G	$0	$0	$0	$0	$(161,030)	$(161,030)
	Total	$0	$0	$770,695	$770,695	$996,161	$996,161
James T. Huerth	Severance (1)	$0	$0	$225,713	$0	$601,900	$601,900
	Additional retirement benefit payment	$0	$0	$0	$0	$84,546	$84,546
	Welfare continuation (2)	$0	$0	$19,356	$0	$77,078	$77,078
	Value of Accelerated Stock Options					$300	$300
	Potential reduction in payout due to operation of Code Section 280G	$0	$0	$0	$0	$(65,632)	$(65,632)
	Total	$0	$0	$245,069	$0	$698,192	$698,192
Michael D. Lynch	Severance (1)	$0	$0	$0	$0	$218,225	$218,225
	Additional retirement benefit payment	$0	$0	$0	$0	$46,500	$46,500
	Welfare continuation (2)	$0	$0	$0	$0	$27,101	$27,101
	Value of Accelerated Stock Options					$300	$300
	Potential reduction in payout due to operation of Code Section 280G	$0	$0	$0	$0	$0	$0
	Total	$0	$0	$0	$0	$292,126	$292,126

(1)	For severance and welfare continuation payment calculation, and time and form of such payments, see “Employment and Severance Agreements.”

(2)	Assumes no increase in the cost of welfare benefits.

Compensation of Directors

The following table sets forth information concerning compensation that we or the Bank or the Trust Company paid or accrued to each non‑employee member of our board of directors during the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total
J. Michael Adams, Jr.	$33,650	$24,996	$58,646
Allan R. Dennison	$108,000	$24,996	$132,996
Craig G. Ford	$72,000	$24,996	$96,996
Kim W. Kunkle	$41,000	$24,996	$65,996
Margaret A. O’Malley	$36,800	$24,996	$61,796
Daniel A. Onorato	$25,200	$24,996	$50,196
Mark E. Pasquerilla	$45,600	$24,996	$70,596
Sara A. Sargent	$51,400	$24,996	$76,396

Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of stock awards earned under our 2021 Equity Incentive Plan.  See the discussion in our Annual Report on Form 10‑K for the year ended December 31, 2021, for a discussion of the assumptions and methodologies used to calculate the amounts in this column.  All non‑employee independent directors serving as of May 20, 2021, received an annual retainer of $25,000 payable in shares of our common stock, which amounted to 5,885 shares.  Board meeting and committee meeting attendance fees are paid in cash.

In 2021, all ASRV and Bank board meetings were held separately with separate agendas and minutes.  During 2021, non‑employee directors received $750 for each ASRV and Bank board meeting attended and received $600 for their attendance at certain committee meetings of the ASRV and Bank board of directors.  In 2021, each committee Chair received an annual retainer of $2,000 in addition to the committee meeting fee.  However, directors frequently were not compensated for specially called committee meetings, telephonic meetings, or committee meetings convened for a limited purpose.  Mr. Dennison, in connection with his service as non‑executive Chairman of the Board of Directors of ASRV and all subsidiaries during 2021 received a monthly retainer of $9,000.  Additionally, Mr. Ford, in connection with his service as non‑executive Vice Chairman of the Board of Directors of ASRV and all subsidiaries during 2021, received a monthly retainer of $6,000.

Directors Adams, Dennison, Ford, Kunkle, O’Malley, and Sargent are also directors of the Trust Company.  Directors serving on the board of directors of the Trust Company, other than Messrs. Ford and Dennison, received $750 for each Trust Company board of directors meeting attended.  Messrs. Ford and Dennison receive no additional compensation for attending such meetings.

Messrs. Adams, Dennison, and Ford, also serve on the board of directors of West Chester Capital Advisors, a wholly‑owned subsidiary of the Bank.  Mr. Adams received $750 for each West Chester Capital Advisors board of directors meeting attended.  Messrs. Ford and Dennison receive no additional compensation for attending such meetings.

Director Deferred Compensation Plan

Under the Deferred Compensation Plan for Directors of AmeriServ Financial, Inc., which we refer to as the “Director Plan,” each director may defer receipt of all or a portion of any cash fees that are payable to the director for service on our board of directors or that of our affiliate.  Deferred fees either:  (i) accrue simple interest daily from the date of the deferral election until the date of distribution at an annual rate of return determined by the administrator of the Director Plan, in its sole discretion; or (ii) in the discretion of the administrator of the Director Plan, achieve a pre‑tax rate of return based upon the participant’s selection among various investment options from the date of the deferral election until the date of distribution.  Each participant is 100% vested with respect to the amounts deferred and any earnings with respect to such deferral.  The Director Plan is a nonqualified deferred compensation plan.  As such, the rights of all participants to any deferred amounts represent our unsecured promise to pay and the deferred amounts remain subject to the claims of our creditors.

MATTER NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

On October 17, 2019, the audit committee of our board of directors extended the engagement of S.R. Snodgrass P.C. to provide audit, tax, SSAE 18 and benefit plan audit services for the years ending on December 31, 2020, 2021 and 2022.  S.R. Snodgrass P.C. has audited our consolidated financial statements as of and for the year ended December 31, 2021.  The report on those consolidated financial statements appears in the Annual Report to Shareholders.  Representatives of S.R. Snodgrass P.C. are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees

The following table sets forth the aggregate fees billed to us by S.R. Snodgrass P.C. for the fiscal years ended December 31, 2021, and December 31, 2020.

	2021	2020
Audit Fees	260,395	246,299
Audit‑Related Fees	119,993	120,446
Tax Fees	33,400	33,400
All Other Fees	23,750	23,500

“Audit Fees” include fees for audit services associated with the integrated audit of the company’s financial statements and internal controls over financial reporting, the services associated with the quarterly reviews of Form 10-Q and the annual Form 10-K, compliance audit procedures required by HUD and out-of-pocket expenses for all services aforementioned.

“Audit‑Related Fees” includes fees associated with the SSAE 18 examination issued by the Trust Company, the audit of the 401(k) profit sharing plan on Form 11-K, an audit of certain common and collective funds of the Trust Company, the surprise custody examination of procedures for our registered investment advisory subsidiary and out-of-pocket expenses for all services aforementioned.

“Tax Fees” includes tax preparation, tax compliance and tax advice.

“All Other Fees” include an information technology network security assessment.

The audit committee’s Pre‑Approval Policy is available on the company’s website at https://investors.ameriserv.com/corporate-information/documents.

The audit committee pre‑approves all audit and legally permissible non‑audit services provided by S.R. Snodgrass P.C. in accordance with the pre‑approval policies and procedures adopted by the committee at its meeting on August 3, 2021.  These services may include audit services, audit‑related services, tax services and other services.  Under the policy, pre‑approved services include pre‑approval of non‑prohibited services for a limited dollar amount.  A list of the prohibited non‑audit services as defined by the Securities and Exchange Commission (“SEC”) is attached to the pre‑approval policy.  The SEC’s rule and relevant guidance will be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

The pre‑approval fee levels for all services to be provided by S.R. Snodgrass P.C. are established annually by the audit committee.  Any proposed services exceeding these levels will require specific pre‑approval by the audit committee.  All services performed by S.R. Snodgrass P.C. in 2021 were pre‑approved in accordance with the pre‑approval policy.

Shareholder ratification of the selection of S.R. Snodgrass P.C. as our independent registered public accounting firm is not required by our bylaws or otherwise.  However, the board of directors, on behalf of the audit committee, is submitting the selection of S.R. Snodgrass P.C. to the shareholders for ratification as a matter of good corporate practice.  If the shareholders fail to ratify the selection, the audit committee may reconsider whether or not to retain that firm.  Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of us.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO RATIFY THE APPOINTMENT OF S.R. SNODGRASS, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

AUDIT COMMITTEE REPORT

The audit committee of ASRV’s board of directors operates under a written charter that specifies the audit committee’s duties and responsibilities.  This charter is available on our website at https://investors.ameriserv.com/corporate-information/documents.

The audit committee oversees ASRV’s financial reporting process on behalf of the board of directors.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.  In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the Annual Report with management including a discussion about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

The audit committee reviewed with S.R. Snodgrass P.C., our independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of ASRV’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards or as are required by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The audit committee has received the written disclosures and the letter from S.R. Snodgrass P.C. required by the Independence Standards Board Standard No. 1, and has discussed with S.R. Snodgrass P.C. its independence.  When necessary, the audit committee has considered the compatibility of non‑audit services with the auditor’s independence.

The audit committee discussed with ASRV’s internal auditor and S.R. Snodgrass P.C. the overall scope and plans for their respective audits.  The audit committee met with the internal auditor and S.R. Snodgrass P.C. to discuss the results of their audits and examinations, their evaluations of ASRV’s internal controls and the overall quality of ASRV’s financial reporting.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, that the audited financial statements be included in the Annual Report on Form 10‑K for the year ended December 31, 2021, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee,

Margaret A. O’Malley (Chair)
J. Michael Adams, Jr. (Vice Chair)
Daniel A. Onorato
Mark E. Pasquerilla
Sara A. Sargent

MATTER NO. 3
ADVISORY (NON‑BINDING) VOTE ON THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

As described above in the “Executive Compensation” section and the compensation tables of this proxy statement, ASRV’s compensation programs are designed to:

•	align the interests of our executive officers with the long‑term interests of our shareholders;

•	create a culture that rewards the superior performance of our executive officers through the attainment of specified performance objectives and targets; and

•	attract, motivate, and retain the highest level of executive talent and experience for the benefit of our shareholders.

We are submitting a non‑binding proposal allowing our shareholders to cast an advisory vote on our compensation program at the annual meeting of shareholders.  This proposal, commonly known as a “say‑on‑pay” vote, gives you as a shareholder of ASRV an opportunity to endorse or not endorse our executive compensation programs and policies through the following resolution:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the narrative disclosure regarding executive compensation, the compensation tables and any related material disclosed in this proxy statement, is hereby APPROVED.”

Because your vote is advisory, it will not be binding upon the board.  However, the compensation/human resources committee will take into account the outcome of the vote when considering future executive compensation programs and arrangements.

Opponents of say‑on‑pay votes have suggested that the impact on shareholder value of these proposals remains unproven because shareholders currently, for example, have the right to approve certain compensation plans, such as stock option plans.

Therefore, we cannot assess what measurable impact, if any, this proposal will have in the creation of shareholder value or improving our corporate governance, in light of the corporate governance standards we currently have in place.

We believe that both ASRV and its shareholders benefit from maintaining a constructive dialogue with its shareholders.  This proposal is only one part of our corporate governance program and practices that maintain this dialogue with our shareholders and our commitment to the creation of long‑term shareholder value.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE ABOVE ADVISORY (NON‑BINDING) VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

CORPORATE GOVERNANCE DOCUMENTS

A copy of our Employee Code of Ethics and Legal Code of Conduct, Code of Conduct for Directors, our Code of Ethics for Senior Financial Officers and the charters of our audit committee, nominating/corporate governance committee, compensation/human resources committee, and investment/ALCO committee are available on our website at https://investors.ameriserv.com/corporate-information/documents and any shareholder may obtain a printed copy of these documents by writing to Investor Relations, AmeriServ Financial, Inc., P.O. Box 430, Johnstown, Pennsylvania 15907‑0430, by e‑mail at info@ameriserv.com or by calling Investor Relations at (814) 533‑5193.

FINANCIAL INFORMATION

Requests for printed financial material (including our annual reports, Forms 10‑K, 10‑Q and Call Reports) should be directed to Michael D. Lynch, Executive Vice President, Chief Financial Officer, Chief Investment Officer & Chief Risk Officer, AmeriServ Financial, Inc., P.O. Box 430, Johnstown, Pennsylvania 15907‑0430, telephone (814) 533‑5193.

DIRECTOR INDEPENDENCE AND TRANSACTIONS WITH RELATED PARTIES

Director Independence

The board of directors of ASRV undertakes a formal review of director independence semi‑annually with input from outside corporate counsel.  This process consists of an oral question and answer session at a board meeting at which all directors hear the responses of each director and have an opportunity to evaluate the facts presented.  As part of this question and answer session, each director is asked to confirm that there are no facts or circumstances with respect to the director that would be in conflict with the NASDAQ listing standards regarding independence or that would otherwise compromise the director’s independence.  This independence review is further supplemented by an annual questionnaire that directors are required to complete that contains a number of questions designed to ascertain the facts necessary to determine independence, as well as facts regarding any related party transactions.  Based upon these reviews, the board of directors has determined that all of our current directors, other than Mr. Stopko, our President and Chief Executive Officer, are independent.  In making this determination, the board considered a number of specific relationships between directors and ASRV as follows:

•
Director Pasquerilla owns the Holiday Inn Downtown, in Johnstown, Pennsylvania.  ASRV periodically holds off‑site meetings at the Holiday Inn, including, in some years, its annual meeting of shareholders.  In addition, the Holiday Inn provides catering services to ASRV from time to time.  The board determined that the amount paid by the company to the Holiday Inn is not material to the company or the Holiday Inn.

•
Director Kunkle is the majority owner of Laurel Holdings, Inc.  Among other things, Laurel Holdings operates a company that provides janitorial services to ASRV.  In 2021, ASRV paid Laurel Holdings the sum of approximately $220,000 for these services.  The amount paid represents less than five percent of Laurel Holdings’ consolidated revenues.  Accordingly, the board concluded that the existence of this relationship did not impair Mr. Kunkle’s independence.

Transactions With Related Parties

Certain directors, nominees, and executive officers or their associates were customers of and had transactions with ASRV or its subsidiaries during 2021.  Transactions that involved loans or commitments by the Bank were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectability or present other unfavorable features.  All transactions, products or services provided to the directors, nominees, executive officers, or their associates by ASRV or its subsidiaries are on substantially the same terms and conditions that those directors, nominees, executive officer, or their associates could receive elsewhere.

Review, Approval or Ratification of Transactions with Related Persons

Our audit committee charter requires that the audit committee approve all related party transactions other than routine deposit relationships and loans that otherwise comply with federal regulations.  ASRV also reviews the independence of directors semi‑annually.  During this process, related party transactions are disclosed to all board members.

OTHER MATTERS

The board of directors knows of no other matters to be presented at the annual meeting.  If, however, any other business should properly come before the annual meeting, or any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.

SHAREHOLDER COMMUNICATIONS

Shareholders and other interested parties who desire to communicate directly with our independent, non‑management directors should submit communications in writing addressed to the Non‑Executive Chairman of the Board, AmeriServ Financial, Inc., P.O. Box 430, Johnstown, Pennsylvania 15907‑0430.

Shareholders, employees and other interested parties who desire to express a concern relating to accounting or auditing matters should communicate directly with our audit committee in writing addressed to the Audit Committee Chair, AmeriServ Financial, Inc., P.O. Box 430, Johnstown, Pennsylvania 15907‑0430.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Any shareholder who desires to submit a proposal for inclusion in the proxy materials relating to our 2023 annual meeting of shareholders in accordance with the rules of the SEC must submit such proposal in writing, addressed to:  Non‑Executive Chairman of the Board of Directors, AmeriServ Financial, Inc., Executive Offices, P.O. Box 430, Johnstown, Pennsylvania 15907‑0430 no later than November 22, 2022.  In accordance with our bylaws, a shareholder who desires to propose a matter for consideration at an annual meeting of shareholders, even if the proposal is not submitted by the deadline for inclusion in our proxy materials, must comply with the procedures specified in our bylaws, including providing notice thereof in writing, delivered or mailed by first‑class United States mail, postage prepaid, to the Non‑Executive Chairman of the Board of Directors at the address above, not less than 90 days nor more than 120 days prior to the anniversary date of the previous year’s annual meeting.  Assuming the annual meeting of shareholders in 2023 is held within thirty days before or after April 26, 2023, this period will begin on December 27, 2022 and will end on January 26, 2023.  In accordance with our bylaws, a shareholder who desires to nominate candidates for election to ASRV’s board of directors must comply with the proceeding specified in the bylaws, including providing proper notice of the nomination in writing, delivered or mailed by first‑class United States mail, postage prepaid, to the Non‑Executive Chairman of the Board of Directors at the address above, not less than 90 days nor more than 120 days prior to the anniversary date of the previous year’s annual meeting.  Assuming the annual meeting of shareholders in 2023 is held within thirty days before or after April 26, 2023, this period will begin on December 27, 2022 and will end on January 26, 2023.

If the shareholder does not also comply with the requirements of Rule 14a‑4(c)(2) under the Exchange Act, proxy holders may exercise discretionary voting authority under proxies that we solicit to vote in accordance with their best judgment on any such shareholder proposal or nomination.

By Order of the Board of Directors:

Sharon M. Callihan
Corporate Secretary

March 22, 2022

AMERISERV FINANCIAL, INC.
216 FRANKLIN STREET
P.O. BOX 430
JOHNSTOWN, PA 15907

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ASRV2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to AMERISERV FINANCIAL, INC., c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

If you vote over the Internet or by telephone, please do not mail your card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D66481-P66939 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERISERV FINANCIAL, INC.

IN ABSENCE OF A CONTRARY DIRECTION, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED IN FAVOR OF MATTERS NO. 1, NO. 2, AND NO. 3.

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Class III Directors for Terms Expiring 2025

Nominees:

01) Kim W. Kunkle
02) Jeffrey A. Stopko

The Board of Directors recommends you vote FOR proposals 2 and 3.

4. In their discretion, vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO EXERCISE.

Receipt is acknowledged of the Notice and Proxy Statement for said meeting, each dated March 22, 2022.

Please sign and return your proxy card promptly in the enclosed addressed envelope.

Please date and sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, etc., you should indicate your full title. If stock is in joint names each joint owner should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D66482-P66939

PROXY
AMERISERV FINANCIAL, INC.
ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder(s) of AMERISERV FINANCIAL, INC., Johnstown, Pennsylvania do(es) hereby appoint Barry Gilchrist, Betty L. Jakell, and Mark Grasser, or any one of them, my (our) attorney(s) with full power of substitution, for me (us) and in my (our) name(s), to vote all the common stock of said Corporation standing in my (our) name(s) on its books on February 11, 2022, at the Annual Meeting of its Shareholders to be held virtually on Tuesday, April 26, 2022, at 1:30 p.m., or any adjournment(s) thereof, as follows on the reverse side.

This will ratify and confirm all that said attorney(s) may do or cause to be done by virtue hereof. Said attorney(s) is (are) authorized to exercise all the power that I (we) would possess if present personally at said meeting or any adjournment(s) thereof. I (we) hereby revoke all proxies by me (us) heretofore given for any meeting of Shareholders of said Corporation.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Your vote is important. Please vote immediately.